UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
July 11, 2007
(Date of earliest event reported)
ROHM AND HAAS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-3507	23-1028370
(State of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania	19106

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 592-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Exhibit Index
Consent of PricewaterhouseCoopers LLP
Rohm and Haas Company Business Overview
Properties
Selected Financial Data
Management's Discussion and Analysis of Financial Condition
Management's Report on Internal Control Over Financial Reporting
Comparative Summary of Reclassified Financial Information

ITEM 8.01 OTHER EVENTS
As we have previously noted in our Report on Form 10-Q for the first quarter of 2007, beginning in January of 2007, we adopted our plans announced October 9, 2006 to reorganize our business resulting in six reportable segments, four of which are new and two of which remained unchanged. The new reportable segments include Primary Materials, Paint and Coatings Materials, Packaging and Building Materials and Performance Materials while our Electronic Materials Group and Salt reportable segments remain unchanged. Primary Materials include our existing Monomers reportable segment and the polyacrylic acid business of Consumer and Industrial Specialties. Paint and Coatings Materials will now include the architectural and industrial coatings business of our current Coatings reportable segment, as well as other coatings-related polymer lines from other parts of the Rohm and Haas portfolio. Packaging and Building Materials includes most of the existing Adhesives and Sealants reportable segment, the Plastics Additives business, as well as the graphic arts, paper, leather, textile and non-woven products of the Coatings segment. Performance Materials Group include the ion exchange and sodium borohydride technologies of the Process Chemicals business, the biocides and personal care related segments of the Consumer and Industrial Specialties business, the AgroFresh™ business, the Powder Coatings business of our current Coatings reportable segment, and other niche technologies.
In addition, during the first quarter of 2007, we adopted a revised methodology for allocating shared service costs across all business units to provide improved regional accountability for such costs. Also, in the first quarter of 2007, we modified our transfer pricing methodology to reduce volatility in earnings on internal sales and more accurately represent the value that is created in our integrated acrylic chain businesses. As a result, we have adjusted certain of our disclosures for 2006, 2005, 2004, 2003, and 2002 to conform to this change. “Shared services” refers to the support activities provided by functions such as Finance, Human Resources, Logistics, Procurement and Information Technology.
The financial information for our reportable operating segments and certain related financial information and disclosures presented for our 2007 fiscal year differs from the financial information and disclosures presented historically. Therefore, we are filing this Current Report on Form 8-K to reclassify financial information and disclosures for our reportable operating segments and certain related reclassified financial information and disclosures previously set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 to be consistent with the current presentation. Accordingly, this report reflects changes in all segment related data as a result of the business segment reorganization as well as changes between consolidated cost of goods sold, selling and administrative expense, research and development expense, and segment net income for the years ended December 31, 2006, 2005 and 2004, as if the reclassifications had been made at the beginning of these respective years. The reclassifications affect information set forth in the Business, Properties, Selected Financial Data and Management’s Discussion and Analysis sections of the December 31, 2006 Form 10-K which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to this report, respectively, and in the Consolidated Statement of Operations and Notes 2, 3, 8, 16, and 28 thereof, which are included in the audited financial statements filed as Exhibit 99.5 to this report. Except for the reclassifications mentioned above, the financial statements are unchanged from those included in our Annual Report on Form 10-K for the year ended December 31, 2006. This filing continues to describe conditions as of the date of the original filing of the Annual Report on Form 10-K for the fiscal year ending December 31, 2006 and we have not updated the disclosures contained therein to reflect events that occurred at a later date, except for items relating specifically to the reclassifications mentioned above. Therefore, this filing should be read together with other documents that we have filed with the SEC subsequent to the filing of the original Annual Report on Form 10-K for the year ending December 31, 2006. Information in such reports and documents updates and supersedes certain information contained in this document.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     c. The following exhibits are furnished in accordance with the provisions of 601 of Regulation S-K:
(23)	Consent of PricewaterhouseCoopers LLP

(99.1)	Rohm and Haas Company Business Overview for the Year ended December 31, 2006

(99.2)	Properties

(99.3)	Selected Financial Data for the Years ended December 31, 2006, 2005, 2004, 2003 and 2002

(99.4)	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year ended December 31, 2006

(99.5)	Management’s Report on Internal Control Over Financial Reporting, Report of PricewaterhouseCoopers LLP and Rohm and Haas Company Audited Financial Statements for the Year ended December 31, 2006

(99.6)	Comparative Summary of Reclassified Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

(Registrant)

/s/ Jacques M. Croisetiere

Jacques M. Croisetiere
Executive Vice President and Chief Financial Officer
Date: July 11, 2007

Exhibit Index
(23)	Consent of PricewaterhouseCoopers LLP

(99.1)	Rohm and Haas Company Business Overview for the Year ended December 31, 2006

(99.2)	Properties

(99.3)	Selected Financial Data for the Years ended December 31, 2006, 2005, 2004, 2003 and 2002

(99.4)	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year ended December 31, 2006

(99.5)	Management’s Report on Internal Control Over Financial Reporting, Report of PricewaterhouseCoopers LLP and Rohm and Haas Company Audited Financial Statements for the Year ended December 31, 2006

(99.6)	Comparative Summary of Reclassified Financial Information